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                                                                  EXECUTION COPY

                                                                     Exhibit 4.6

                       AMENDMENT NO. 5 TO RIGHTS AGREEMENT

     This Amendment No. 5 to Rights Agreement (this "Amendment"), dated as of September 9, 2003, amends the Rights Agreement dated as of May 16, 2000 as amended on August 4, 2002, August 5, 2002, March 12, 2003 and June 17, 2003 (the "Rights Agreement"), between Nobel Learning Communities, Inc., a Delaware corporation (the "Company"), and Stocktrans, Inc., as Rights Agent (the "Rights Agent"). Terms defined in the Rights Agreement and not otherwise defined herein are used herein as so defined.

                              W I T N E S S E T H:

     WHEREAS, on May 16, 2000, the Board of Directors of the Company authorized the issuance of Rights to purchase, on the terms and subject to the provisions of the Rights Agreement, shares of the Company's Preferred Stock;

     WHEREAS, on May 16, 2000, the Board of Directors of the Company authorized and declared a dividend distribution of one Right for every share of Common Stock of the Company outstanding on the Record Date and authorized the issuance of one Right (subject to certain adjustments) for each share of Common Stock of the Company issued between the Record Date and the Distribution Date;

     WHEREAS, on August 4, 2002, the Company and the Rights Agent entered into Amendment No. 1 to the Rights Agreement;

     WHEREAS, on August 5, 2002, the Company and the Rights Agent entered into Amendment No. 2 to the Rights Agreement;

     WHEREAS, on March 12, 2003, the Company and the Rights Agent entered into Amendment No. 3 to the Rights Agreement;

     WHEREAS, on June 17, 2003, the Company and the Rights Agent entered into Amendment No. 4 to the Rights Agreement;

     WHEREAS, the Distribution Date has not occurred; and

     WHEREAS, pursuant to Section 27 of the Rights Agreement, the Board of Directors of the Company has approved an amendment of certain provisions of the Rights Agreement as set forth below;

     NOW, THEREFORE, the Rights Agreement is hereby amended as follows:

1. Amendment to the second WHEREAS clause. The second WHEREAS clause is amended by restating it as follows:

          "WHEREAS, all references to the Common Stock herein shall also reference the Series A Preferred Stock, par value $.001 per share, Series C Preferred

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          Stock, par value $.001 per share, Series D Preferred Stock, par value
          $.001 per share, Series E Preferred Stock, par value $.001 per share (the "Series E Preferred Stock"), and Series F Preferred Stock, par value $.001 (the "Series F Preferred Stock") (all such Series of Preferred Stock, collectively, the "Designated Preferred"), of the Company on an as-converted basis."

2. Amendment to Definition of "Acquiring Person". Section 1(a) is hereby amended by restating it in its entirety as follows:

          "(a)(i) "Acquiring Person" shall mean any Person or group, together with all Affiliates and Associates of such Person or a Person that is a member of such group, who or which acquires a number of shares of Common Stock that is equal to (A) thirteen percent (13%) or more of the shares of Common Stock then outstanding, in the case of a Person or group that as of May 16, 2000 was a Beneficial Owner of ten percent (10%) or less of the Common Stock outstanding as of May 16, 2000, (B) an additional three percent (3%) of the Common Stock then outstanding, in the case of a Person or group that as of May 16, 2000 was a Beneficial Owner of greater than ten percent (10%), but less than seventeen percent (17%), of the Common Stock outstanding as of May 16, 2000, (C) twenty percent (20%) or more of the Common Stock then outstanding, in the case of a Person or group that as of May 16, 2000 was a Beneficial Owner of at least seventeen percent (17%), but no greater than twenty percent (20%), of the Common Stock outstanding as of May 16, 2000, or (D) a greater percentage of the Common Stock then outstanding than was owned by such Person or group on May 16, 2000, in the case of a person or group that as of May 16, 2000 was a Beneficial Owner of twenty percent (20%) or more of the Common Stock outstanding as of May 16, 2000.

          (a)(ii) An Acquiring Person shall not include (A) the Company, (B) any Subsidiary of the Company, (C) any employee benefit plan of the Company, or of any Subsidiary of the Company, or any Person or entity organized, appointed or established by the Company for or pursuant to the terms of any such plan, (D) any Person or group who falls within the definition of an Acquiring Person pursuant to Section 1(a)(i), but falls within such definition solely as a result of a reduction in the number of shares of Common Stock outstanding due to the repurchase of shares of Common Stock by the Company unless and until such Person or group, after becoming aware that such Person or group has become an Acquiring Person as a result of such redemption or repurchase of Common Stock by the Company, acquires beneficial ownership of any additional shares of Common Stock, and (E) any Person or group who qualifies as an Acquiring Person pursuant to Section 1(a)(i) inadvertently, and who divests as promptly as practicable a sufficient number of shares of Common Stock so that such Person or group would no longer be an Acquiring Person pursuant to Section l(a)(i).

          None of the KU Group or any member of the KU Group shall be considered to be an Acquiring Person solely as a result of (A) the approval, execution and delivery of the Board Agreement, (B) the appointment, by members of the KU Group, of two directors on the Company's Board of Directors at the annual meeting of the Company's Stockholders held on April 2, 2003, pursuant to the terms of the Board

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          Agreement, and (C) the issuance by the Company, to the persons referenced in the foregoing clause (B) (in their respective capacities as directors of the Company, for the term expiring in 2005), of options to purchase Common Stock, or the exercise of such options issued to such persons.

          Camden shall not be considered to be an Acquiring Person solely as a result of (A) the approval, execution and delivery of the Series E Stock Purchase Agreement including, without limitation (i) the issuance of the Series E Preferred Stock, (ii) the conversion of the Series E Preferred Stock, (iii) the exercise of pre-emptive rights described in Section 4.6 of the Series E Preferred Stock Purchase Agreement, (iv) the issuance of and conversion of any additional shares of Series E Preferred Stock received as a dividend pursuant to the Certificate of Designation of the Series E Preferred; (B) being the Beneficial Owner of shares of Common Stock held by Camden on June 17, 2003; and (C) the issuance by the Company, to any board representative of the Series E Preferred Stock (in such person or persons' capacity as a director of the Company), of options to purchase Common Stock or the exercise of such options issued to such person or persons.

          None of the KU Group or any member of the KU Group, Camden or Allied Capital (collectively, the "Series F Investors") shall be considered to be an Acquiring Person solely as a result of (A) the approval, execution and delivery of the Series F Stock Purchase Agreement including, without limitation (i) the issuance of the Series F Preferred Stock, (ii) the conversion of the Series F Preferred Stock,
          (iii) the exercise of pre-emptive rights described in Section 4.4 of the Series F Preferred Stock Purchase Agreement, (iv) the issuance of and conversion of any additional shares of Series F Preferred Stock received as a dividend pursuant to the Certificate of Designation of the Series F Preferred; (B) being the Beneficial Owner of shares of Common Stock held by such Person or group on September 9, 2003; and
          (C) the issuance by the Company, to any board representative of the Series F Preferred Stock (in such person or persons' capacity as a director of the Company), of options to purchase Common Stock or the exercise of such options issued to such person or persons.

          None of the KU Group or any member of the KU Group shall be considered to be an Acquiring Person solely as a result of the distribution, from one member of the KU Group to another member of the KU Group, of shares of Common Stock or Series F Preferred Stock held by such member
          (A) as of September 9, 2003, or (B) pursuant to (i) the conversion of the Series F Preferred Stock, (ii) the exercise of pre-emptive rights described in Section 4.4 of the Series F Preferred Stock Purchase Agreement, or (iii) the issuance of and conversion of any additional shares of Series F Preferred Stock received as a dividend pursuant to the Certificate of Designation of the Series F Preferred."

3. Amendment to Definition of Beneficial Owner. Section 1(d) of the Rights Agreement is hereby amended by replacing the last paragraph of such
     Section 1(d) with the following paragraph:

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          "Notwithstanding anything in this Section 1(d) to the contrary, none of the Series F Investors, either individually, collectively or in any combination, shall be deemed to be a beneficial owner of or to beneficially own any securities beneficially owned, directly or indirectly, by any other Series F Investor regardless of any agreements, arrangements or understandings among any Series F Investors, solely by virtue of or as a result of (A) actions taken in furtherance of the formation of a group consisting solely of Series F Investors in connection with the Series F Preferred Stock Purchase Agreement and the transactions contemplated thereby, or (B) the execution of the Series F Preferred Stock Purchase Agreement; provided, however, that each member of the KU Group shall be deemed to be a beneficial owner of and to beneficially own any securities beneficially owned, directly or indirectly, by each other member of the KU Group."

4. Amendment to Section 3(a). The last sentence of Section 3(a) of the Rights Agreement is hereby amended by restating it in its entirety as follows:

          "Notwithstanding anything in this Agreement to the contrary, a Distribution Date shall not be deemed to have occurred solely by virtue of (a) actions taken in furtherance of the formation of a group consisting solely of members of the KU Group in connection with the Board Agreement and the transactions contemplated thereby, (b) the execution of the Board Agreement, or (c) the consummation of the other transactions contemplated by the Board Agreement."

5. Amendment to Definition of Camden. Section 1(mm) of the Rights Agreement is hereby amended by restating it in its entirety as follows:

"(mm) "Camden" shall mean, collectively, Camden Partners Strategic Fund II-A,
      L.P., Camden Partners Strategic Fund II-B, L.P., Camden Partners Holdings, LLC, Camden Partners, Inc., Camden Partners Equity Managers I, LLC, Camden Partners Strategic II, LLC, Camden Partners Hedge Fund I, LLC and any of their respective subsidiaries, Associates, Affiliates, designees, successors and assigns to all or a substantial part of their respective businesses of each of the foregoing, any distributes and transferees of shares of Common Stock, Series E Preferred Stock or Series F Preferred Stock held by any of the foregoing Persons, and each of their respective partners, stockholders, members, officers, directors, employees and agents."

6. Additional Definitions. Section 1 is hereby amended to include the following definitions:

"(oo) "Certificate of Designation of the Series F Preferred" shall mean the Certificate of Designation, Preferences, and Rights of Series F Convertible Preferred Stock of Nobel Learning Communities, Inc. as filed with the Secretary of the State of the State of Delaware on the date hereof.

(pp) "Series F Stock Purchase Agreement" shall mean the Series F Convertible Preferred Stock Purchase Agreement dated as of September 9, 2003 by and among the Company and the Investors, as defined therein.

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(qq)  "Allied Capital" shall mean, collectively, Allied Capital Corporation and any of its subsidiaries, Associates, Affiliates, designees, successors and assigns to all or a substantial part of their respective businesses of each of the foregoing, any distributees and transferees of shares of Common Stock, Series D Preferred Stock or Series F Preferred Stock held by any of the foregoing Persons, and each of their respective partners, stockholders, members, officers, directors, employees and agents.

(rr) "KU Group" shall mean, collectively, KU Learning, L.L.C., Knowledge Universe Learning Group, L.L.C., Knowledge Universe II LLC, Mollusk Holdings, L.L.C., Blesbok, LLC, Knowledge Universe, L.L.C., ET Holdings, L.L.C., ET Consolidated, L.L.C., Hampstead Associates, L.L.C., Cephalopod Corporation, Lawrence Investments, L.L.C., Lawrence J. Ellison, Ridgeview Associates, LLC, Michael R. Milken, Lowell J. Milken and any of their respective subsidiaries, Associates, Affiliates, designees, successors and assigns to all or a substantial part of their respective businesses of each of the foregoing, any distributees and transferees of shares of Common Stock or Series F Preferred Stock held by any of the foregoing Persons, and each of their respective partners, stockholders, members, officers, directors, employees and agents. For the purposes of clarity, from and after September 9, 2003, the KU Group shall be considered as a "group" for the purposes of Section 1(a)."

7. Effectiveness. This Amendment shall be deemed effective as of the date first written above, as if executed on such date. Except as expressly amended hereby, the Rights Agreement shall remain in full force and effect and shall be otherwise unaffected hereby.

8. Miscellaneous. This Amendment shall be deemed to be a contract made under the laws of Delaware and for all purposes shall be governed by and construed in accordance with the laws of such state applicable to contracts to be made and performed entirely within such state without giving effect to the principles of conflict of laws thereof. This Amendment may be executed in any number of counterparts, each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument. If any provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other authority to be invalid, illegal or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Amendment shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

                         [SIGNATURES ON FOLLOWING PAGE]

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     IN WITNESS WHEREOF, the parties hereto have caused this Amendment No. 5 to the Rights Agreement to be duly executed as of the day and year first above written.

                                        NOBEL LEARNING COMMUNITIES, INC.


                                        By: /s/ George H. Bernstein
                                            -----------------------------
                                            Name:  George H. Bernstein
                                            Title:  Chief Executive Officer

                                        By: /s/ D. Scott Clegg
                                            ------------------------------------
                                            Name: D. Scott Clegg
                                            Title:  Vice Chairman, President and
                                                    Chief Operating Officer

                                        Attest:

                                        By: /s/Yvonne DeAngelo
                                            ------------------------------------
                                            Name:  Yvonne DeAngelo
                                            Title: Secretary

                                        STOCKTRANS, INC.


                                        By: /s/ Gina Hardin
                                            ------------------------------------
                                            Name: Gina Hardin
                                            Title:  Vice President

                                        Attest:

                                        By: /s/ Robert Winterle
                                            ------------------------------------
                                            Name:  Robert Winterle
                                            Title:  Assistant Vice President

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